SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                         SHARES PURCHASED        AVERAGE
               DATE      SOLD(-)                 PRICE(2)


COMMON STOCK-ELJER INDUSTRIES IN

GAMCO INVESTORS, INC.
                6/03/96           15,000            12.0000
                5/29/96            1,000-           11.3875
                4/30/96            8,000            12.6016
                4/25/96            4,000            11.0000
                4/24/96            5,000            10.5000
                4/17/96            7,700            10.8750
                4/15/96           26,300            10.4976
                4/15/96            5,500            10.5000
                4/15/96            6,000            10.8750
                4/11/96            2,800             9.7500
                4/10/96            2,200             9.7500




















(*) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.


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